EXHIBIT 99.1

SLR Investment Corp. Announces Quarter and Year Ended December 31, 2025 Financial Results

Net Investment Income of $0.40 Per Share for Q4 2025;

Stable NAV/Strong Credit Quality

NEW YORK, Feb. 24, 2026 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company”, “SLRC”, “we”, “us”, or “our”) today reported net investment income (“NII”) of $21.6 million, or $0.40 per share, for the fourth quarter of 2025. On February 24, 2026, the Board declared a quarterly distribution of $0.41 per share payable on March 27, 2026, to holders of record as of March 13, 2026.

As of December 31, 2025, net asset value (“NAV”) was $18.26 per share, up modestly from both the prior quarter ended September 30, 2025 and the prior year ended December 31, 2024.

“SLRC’s fourth-quarter results solidified a strong year for the Company despite challenging conditions in the private credit industry. The stability in both NII and NAV per share in the fourth quarter generated a 10.1% return on equity and showcased another quarter of broad resilience in our portfolio, steady portfolio growth, and a continuation of a shift to direct asset based-lending investments that are supported primarily by high quality current assets as collateral and an expectation for attractive risk-adjusted returns,” said Michael Gross Co-CEO of SLR Investment Corp. “SLRC’s diversity of private credit investment strategies provides investors with a differentiated and uncorrelated pool of assets that is unique and can be viewed as a more attractive alternative relative to increasing investor concerns about private market industry exposure to software companies.”

“NAV increased to $18.26 from $18.20 per share a year ago, reflecting solid credit performance across our multi-strategy portfolio and our deliberate decision to remain disciplined during an environment of tighter interest coverage and an abundance of capital,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “With credit quality top-of-mind today, we are pleased with the fundamentals of the portfolio which sits near the midpoint of our target leverage and is 100% performing. Importantly, at year end, our portfolio has only ~2% exposure to software companies and payment-in-kind from amendments represented only ~2% of the Company’s total investment income in Q4, 2025. Our stable portfolio and available capital positions the company to be active and opportunistic in 2026.”

FINANCIAL HIGHLIGHTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2025:

At December 31, 2025:
Investment portfolio fair value: $2.1 billion | Comprehensive Investment Portfolio fair value:(1) $3.3 billion
Net assets: $996.0 million or $18.26 per share
Leverage: 1.14x net debt-to-equity

Operating Results for the Quarter Ended December 31, 2025:
Net investment income: $21.6 million or $0.40 per share
Net realized and unrealized gain: $3.5 million or $0.06 per share
Net increase in net assets from operations: $25.1 million or $0.46 per share

Operating Results for the Year Ended December 31, 2025:
Net investment income: $86.9 million or $1.59 per share
Net realized and unrealized gain: $5.6 million or $0.10 per share
Net increase in net assets from operations: $92.5 million or $1.70 per share

Comprehensive Investment Portfolio Activity(2) for the Quarter and Year Ended December 31, 2025:
Investments made during the quarter: $461.8 million
Investments prepaid and sold during the quarter: $444.7 million
–––––––––––––––––––––––––––––––––––––––––––––––––––
Investments made during the year: $1,837.2 million
Investments prepaid and sold during the year: $1,641.3 million

(1) The Comprehensive Investment Portfolio for the quarter ended December 31, 2025 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) portfolio, SLR Equipment Finance’s (“SLR-EF”) portfolio, Kingsbridge Holdings, LLC’s (“KBH”) portfolio, SLR Business Credit’s (“SLR-BC”) portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loans to KBH, SLR-EF, and SLR HC ABL.
(2) Comprehensive Investment Portfolio activity for the quarter and year ended December 31, 2025, includes investment activity of the Commercial Finance Portfolio Companies and SSLP attributable to the Company.

Comprehensive Investment Portfolio

Portfolio Activity

During the three months ended December 31, 2025, SLRC had Comprehensive Investment Portfolio originations of $461.8 million and repayments of $444.7 million across the Company’s four investment strategies:

For the Quarter Ended December 31, 2025 ($mm)

Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$36.6	$247.1	$152.2	$25.9	$461.8
Repayments / Amortization	$29.4	$233.7	$122.1	$59.5	$444.7
Net Portfolio Activity	$7.2	$13.4	$30.1	($33.6)	$17.1

During the year ended December 31, 2025, SLRC had Comprehensive Investment Portfolio originations of $1,837.2 million and repayments of $1,641.3 million across the Company’s four investment strategies:

For the Year Ended December 31, 2025 ($mm)

Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$136.7	$1,085.8	$533.7	$81.0	$1,837.2
Repayments / Amortization	$212.0	$724.5	$598.2	$106.6	$1,641.3
Net Portfolio Activity	($75.3)	$361.3	($64.5)	($25.6)	$195.9

(1) Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in SSLP attributable to the Company.
(2) Includes SLR-CS, SLR-BC and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio.

Comprehensive Investment Portfolio Composition

The Comprehensive Investment Portfolio is diversified across approximately 880 unique issuers, operating in 110 industries, and resulting in an average exposure of $3.8 million or 0.1% per issuer. As of December 31, 2025, 97.8% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 94.8% was held in first lien senior secured loans. Second lien cash flow exposure was 0.0% and second lien ABL exposure was 3.0% of the Comprehensive Investment Portfolio as of December 31, 2025.

SLRC’s Comprehensive Investment Portfolio composition by asset class as of December 31, 2025 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%
Senior Secured Investments
Cash Flow Loans (Sponsor Finance)(1)	$477.8	14.5%	9.8%
Asset-Based Loans(2)	$1,484.2	44.9%	12.6%
Equipment Financings(3)	$1,086.7	32.9%	10.9%
Life Science Loans	$182.2	5.5%	12.3%
Total Senior Secured Investments	$3,230.9	97.8%	11.6%
Equity and Equity-like Securities	$73.7	2.2%
Total Comprehensive Investment Portfolio	$3,304.6	100.0%
Floating Rate Investments(4)	$2,121.1	65.0%
First Lien Senior Secured Loans	$3,131.6	94.8%
Second Lien Senior Secured Asset-Based Loans	$99.3	3.0%
Second Lien Senior Secured Cash Flow Loans	$0.0	0.0%

(1) Includes cash flow loans held in the SSLP attributable to the Company and excludes the Company’s equity investment in SSLP.
(2) Includes SLR-CS, SLR-BC, and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4) Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5) The weighted average asset yield for income producing cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The weighted average asset yield calculation for Life Science loans includes the amortization of expected exit/success fees. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return (IRR) calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ended on December 31, 2025 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ended on December 31, 2025, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the blended yield from the company’s 1st lien loan on par value and the annualized dividend yield on the cost basis of the company’s equity investment as of December 31, 2025.

SLR Investment Corp. Portfolio

Asset Quality

As of December 31, 2025, 100% of SLRC’s portfolio was performing, with no investments on non-accrual.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2025, the composition of our investment portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$569.6	26.8%
2	$1,504.6	70.8%
3	$50.6	2.4%
4	$0.0	0.0%

Investment Income Contribution by Asset Class

Investment Income Contribution by Asset Class(1) ($mm)
For the Quarter Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total
12/31/2025	$11.7	$26.0	$7.9	$8.9	$54.5
% Contribution	21.5%	47.8%	14.5%	16.2%	100.0%

Investment Income Contribution by Asset Class(1) ($mm)
For the Year Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total
12/31/2025	$57.3	$96.7	$35.4	$29.1	$218.5
% Contribution	26.2%	44.3%	16.2%	13.3%	100.0%

(1) Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Senior Lending Program LLC (SSLP)

As of December 31, 2025, the Company and its 50% partner, Sunstone Senior Credit L.P., had contributed combined equity capital of $95.8 million of a total $100 million equity commitment to the SSLP. At quarter end, SSLP had total commitments of $187.8 million at par and total funded portfolio investments of $181.4 million at fair value, consisting of floating rate senior secured loans to 25 different borrowers and an average investment of $7.3 million per borrower. During the quarter ended December 31, 2025, SSLP invested $13.1 million and had $19.2 million of investments repaid.

In Q4 2025, the Company earned income of $1.1 million from its investment in the SSLP, a 9.3% annualized yield on the cost basis of the Company’s investment. During the quarter, the SSLP revolving credit facility was refinanced lowering the interest rate from SOFR plus 2.90% to SOFR plus 2.15%. Adjusted for one-time credit facility charges, the Company would have earned $1.5 million representing an annualized yield of 12.6%.

SLR Investment Corp.’s Results of Operations Year Over Year

Investment Income

For the fiscal years ended December 31, 2025, and 2024, gross investment income totaled $218.5 million and $232.4 million, respectively. The decrease in gross investment income for the year-over-year period was primarily due to a decrease in the average size of the income producing investment portfolio as well as a decrease in index rates.

Expenses

SLRC’s net expenses totaled $131.6 million and $136.1 million, respectively, for the fiscal years ended December 31, 2025, and 2024. The decrease in expenses from 2025 to 2024 was primarily due to lower interest expense from a decrease in average borrowings as well as well as a decrease in the index rates on borrowings.

Net Investment Income

SLRC’s net investment income totaled $86.9 million and $96.3 million, or $1.59 and $1.77, per average share, respectively, for the fiscal years ended December 31, 2025, and 2024.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the fiscal years ended December 31, 2025 and 2024 totaled $5.6 million and ($0.6) million, respectively.

Net Increase in Net Assets Resulting from Operations

For the fiscal years ended December 31, 2025, and 2024, the Company had a net increase in net assets resulting from operations of $92.5 million and $95.8 million, respectively. For the same periods, earnings per average share were $1.70 and $1.76, respectively.

Capital and Liquidity

Credit Facilities

As of December 31, 2025, the Company had $517 million drawn on $970 million of total commitments available on its revolving credit facilities and $153 million of term loans outstanding.

Unsecured Debt

As of December 31, 2025, the Company had $484 million of unsecured notes outstanding, representing approximately 42% of the Company’s total funded debt outstanding.

Leverage

As of December 31, 2025, the Company’s net debt-to-equity ratio was 1.14x, compared to 1.13x as of September 30, 2025 and 1.03x as of December 31, 2024, and the Company’s target range of 0.9x to 1.25x.

Available Capital

As of December 31, 2025, including anticipated available borrowing capacity at the SSLP and our specialty finance portfolio companies, subject to borrowing base limits, SLRC, SSLP and our specialty finance portfolio companies had over $850 million of available capital in the aggregate.

Unfunded Commitments

As of December 31, 2025, excluding commitments to SLR-CS, SLR-BC, SLR-HC ABL, SLR Equipment Finance, and SSLP, over which the Company has discretion to fund, the Company had unfunded commitments of $299.5 million.

Subsequent Events

On February 24, 2026, the Board declared a quarterly distribution of $0.41 per share payable on March 27, 2026, to holders of record as of March 13, 2026.

Conference Call and Webcast Information

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, February 25, 2026. All interested parties may participate in the conference call by dialing (800) 245-3047 approximately 5-10 minutes prior to the call, international callers should dial (203) 518-9765. Participants should reference SLR Investment Corp. and Conference ID: SLRC4Q25. A telephone replay will be available until March 11, 2026 and can be accessed by dialing (800) 688-7036. International callers should dial (402) 220-1346.

This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, https://slrinvestmentcorp.com/Investors/Event-Calendar. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

Supplemental Information of SLR Investment Corp.’s Results of Operations Quarter Over Quarter

Operating results:	Quarter Ended December 31, 2025 (unaudited)	Quarter Ended September 30, 2025 (unaudited)
Interest income	$37,084	$36,227
Dividend income	16,371	16,980
Other income	1,006	3,785
Total investment income	54,461	56,992
Management fee	7,957	7,977
Net Performance-based Incentive fee	5,384	5,390
Interest and other credit facility expenses	16,634	18,684
Administrative services expense	1,495	1,456
Other general and administrative expenses	1,391	1,859
Net expenses	32,861	35,366
Net investment income	$21,600	$21,626
Net realized and unrealized gains	3,474	1,679
Net increase in net assets resulting from operations	25,074	23,305
Net investment income per common share	$0.40	$0.40
Net realized and unrealized gains per common share	$0.06	$0.03
Earnings per common share - basic and diluted	$0.46	$0.43

SLR INVESTMENT CORP. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,092,009 and $1,019,357, respectively)	$1,092,822	$1,027,457
Companies 5% to 25% owned (cost: $109,346 and $103,655, respectively)	98,067	89,945
Companies more than 25% owned (cost: $953,384 and $916,554, respectively)	933,923	888,232
Cash	15,716	16,761
Cash equivalents (cost: $348,585 and $397,510, respectively)	348,585	397,510
Dividends receivable	15,178	15,375
Interest receivable	11,865	11,993
Receivable for investments sold	55,271	1,573
Prepaid expenses and other assets	1,137	571
Total assets	$2,572,564	$2,449,417
Liabilities
Debt ($1,154,436 and $1,041,093 face amounts, respectively, reported net of unamortized debt issuance costs of $8,082 and $9,399, respectively.)	$1,146,354	$1,031,694
Payable for investments and cash equivalents purchased	402,727	397,510
Management fee payable	7,956	7,739
Performance-based incentive fee payable	5,384	5,920
Interest payable	9,269	7,836
Administrative services payable	3,127	3,332
Other liabilities and accrued expenses	1,754	2,460
Total liabilities	$1,576,571	$1,456,491
Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,554,634 and 54,554,634 shares issued and outstanding, respectively	$546	$546
Paid-in capital in excess of par	1,115,023	1,117,606
Accumulated distributable net loss	(119,576)	(125,226)
Total net assets	$995,993	$992,926
Net Asset Value Per Share	$18.26	$18.20

SLR INVESTMENT CORP. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Year Ended December 31,
	2025	2024
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$122,518	$154,077
Companies 5% to 25% owned	5,002	3,881
Companies more than 25% owned	13,016	13,055
Dividends:
Companies 5% to less than 25% owned	3,187	845
Companies more than 25% owned	67,316	52,944
Other income:
Companies less than 5% owned	7,047	7,117
Companies 5% to 25% owned	14	—
Companies more than 25% owned	444	512
Total investment income	218,544	232,431
EXPENSES:
Management fees	31,207	31,389
Performance-based incentive fees	21,723	24,039
Interest and other credit facility expenses	67,900	71,464
Administrative services expense	5,815	5,520
Other general and administrative expenses	5,007	3,862
Total expenses	131,652	136,274
Performance-based incentive fees waived	(48)	(153)
Net expenses	131,604	136,121
Net investment income	$86,940	$96,310
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$1,592	$(2,252)
Net realized gain (loss) on investments and cash equivalents	1,592	(2,252)
Companies less than 5% owned	(7,285)	(3,137)
Companies 5% to 25% owned	2,429	2,105
Companies more than 25% owned	8,861	2,731
Net change in unrealized gain (loss) on investments	4,005	1,699
Net realized and unrealized gain (loss) on investments and cash
equivalents	5,597	(553)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS:	$92,537	$95,757
EARNINGS PER SHARE	$1.70	$1.76

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: the demand for the Company’s capital and its ability to be active and opportunistic in 2026; expectations of generating attractive risk-adjusted returns; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for growth of SLRC’s investment pipeline; the quality of, and the impact on the performance of SLRC from the investments that SLRC has made and expects to make; and the anticipated availability of capital. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes or potential disruptions in SLRC’s operations, the economy, financial markets and political environment, including those caused by tariffs and trade disputes with other countries, inflation and changing interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts, natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
slrinvestorrelations@slrcp.com | (646) 308-8770